Exhibit 10.4

OSCAR HEALTH, INC.
2021 INCENTIVE AWARD PLAN
FOUNDER AWARD CANCELLATION AGREEMENT
This Agreement (this “Agreement”) is dated as of March 28, 2023, by and between Joshua Kushner (“Participant”) and Oscar Health, Inc. (the “Company”). Capitalized terms not specifically defined in this Agreement have the meanings given to them in the Oscar Health, Inc. 2021 Incentive Award Plan (the “Plan”).
WHEREAS, Participant holds an award of performance-based Restricted Stock Units (“PSUs”) covering 2,114,926 shares of the Company’s Class A Common Stock (the “Common Stock”), subject to the terms and conditions of the Plan and a Performance-Based Restricted Stock Unit Agreement with a grant date of March 5, 2021 (the “PSU Agreement”); and
WHEREAS, the Company and Participant mutually desire to cancel the PSUs, to terminate any right, title or interest Participant may have in or to the PSUs and any shares of Common Stock issuable upon vesting and/or settlement of the PSUs, effective as of the date hereof.
NOW, THEREFORE, for good and valuable consideration, including continued employment or service with the Company or one of its subsidiaries, Participant and the Company hereby agree and acknowledge as follows:
1.Cancellation of PSUs. The PSUs shall be cancelled and forfeited effective as of the date hereof, Participant shall have no further right, title or interest in respect of such PSUs or any shares of Common Stock issuable upon vesting and/or settlement of such PSUs, and the PSU Agreement evidencing the grant of such PSUs shall be null and void. Participant shall not be entitled to any consideration in respect of the cancellation of the PSUs, other than continued employment or service with the Company or one of its subsidiaries.
2.Further Actions. Participant shall take any and all actions, and execute and deliver any and all documents, that may be requested by the Company in order to accomplish the transactions contemplated by this Agreement or to effectuate the intent hereof.
3.Tax Consequences. The Company is making no warranties or representations to Participant with respect to the tax consequences of the transactions contemplated by this Agreement. Participant is hereby advised to consult with Participant’s own personal legal, accounting, tax and/or financial professional advisors with respect to the tax consequences associated with transactions contemplated by this Agreement.
4.Representations. Participant represents that Participant has read and considered all aspects of this Agreement, that Participant understands all of its provisions, and that Participant is voluntarily entering into this Agreement.
5.Entire Agreement; Amendment. This Agreement represents the entire agreement of the parties hereto and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to this subject matter. This Agreement may be amended at any time only by mutual written agreement of the parties hereto.
6.Not a Contract of Service. Nothing in this Agreement shall confer upon Participant any right to continue to serve as a service provider of the Company or any of its subsidiaries for any length of time or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries to discharge or terminate Participant’s services at any time.

7.Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
8.Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware without regard to the conflicts of law provisions thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first set forth above.

OSCAR HEALTH, INC.                PARTICIPANT
By:    /s/ Jeff Boyd                        /s/ Joshua Kushner
Name:    Jeff Boyd                        Joshua Kushner
Title: Chairman
[Signature Page to Founder’s Award Cancellation Agreement]